                                                                     EXHIBIT 4.1


                       SOUTHWEST SECURITIES GROUP, INC.,

                     Company

                                      and

                NORWEST BANK, MINNESOTA, NATIONAL ASSOCIATION,

                     Trustee

                                   Indenture

                           Dated as of ____ __, 1999

                                 $150,000,000

                 __% Exchangeable Subordinated Notes Due 2004

                             Cross Reference Table
                             ---------------------

Trust Indenture Act Section                                                        Indenture Section
---------------------------                                                        -----------------
   310(a)(1)....................................................................   6.10
   (a)(2).......................................................................   6.10
   (a)(3).......................................................................   Not Applicable
   (a)(4).......................................................................   Not Applicable
   (a)(5).......................................................................   6.10
   (b)..........................................................................   6.8, 6.10
   311(a).......................................................................   6.11
   (b)..........................................................................   6.11
   312(a).......................................................................   2.5
   (b)..........................................................................   11.9
   (c)..........................................................................   11.9
   313(a).......................................................................   6.6
   (b)..........................................................................   6.6
   (c)..........................................................................   6.6
   (d)..........................................................................   6.6, 12.2
   314(a).......................................................................   3.4, 3.7, 12.2
   (b)..........................................................................   Not Applicable
   (c)(1).......................................................................   12.3, 12.4
   (c)(2).......................................................................   12.3,12.4
   (c)(3).......................................................................   Not Applicable
   (d)..........................................................................   Not Applicable
   (e)..........................................................................   12.4
   (f)..........................................................................   Not Applicable
   315(a).......................................................................   6.1(b)
   (b)..........................................................................   6.5, 12.2
   (c)..........................................................................   6.1(a)
   (d)..........................................................................   6.1(c)
   (e)..........................................................................   5.11
   316(a).......................................................................   2.10
   (a)(1)(A)....................................................................   5.5
   (a)(1)(B)....................................................................   5.4
   (a)(2).......................................................................   Not Applicable
   (b)..........................................................................   5.7
   (c)..........................................................................   8.4, 11.1
   317(a)(1)....................................................................   5.8
   (a)(2).......................................................................   5.9
   (b)..........................................................................   2.4
   318(a).......................................................................   12.1

___________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of May __, 1999 between Southwest Securities Group, Inc., a Delaware corporation, and Norwest Bank, Minnesota, National Association, as trustee.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Company's __% Exchangeable Subordinated Notes due ________1, 2004 (the "Notes"):

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1    Definitions.
                    -----------

     "Affiliate" of a Person means (i) any other Person which, directly or
      ---------
indirectly, is in control of, is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise, and "controlling" or "controlled" have
                                           -----------      ----------
corresponding meanings.

     "Agent" means any Registrar or Paying Agent.
      -----

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
duly authorized committee thereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which banking institutions in the City of New York, New York or Dallas, Texas are required or authorized by law or other governmental action to be closed.

     "Closing Price" means, when used with respect to any security as of any
      -------------
date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the Closing Price of such security shall be the Fair Market Value thereof.

     "Common Stock" means, subject to adjustment as described in Section 9.3(a),
      ------------
the Class A common stock, par value $0.01 per share, of Knight/Trimark and any shares of capital stock of Knight/Trimark received upon reclassification or reclassifications thereof; provided that if at any time there shall be more than one such resulting class, the shares of each such class issuable upon exchange shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. For purposes of all Sections of this Indenture other than Article 9, "Common Stock" also includes any Spin-Off Securities and Property received as a result of a Reorganization Event.

     "Company" means Southwest Securities Group, Inc., a Delaware corporation,
      -------
until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Company" shall mean such successor.
                                 -------

     "Corporate Trust Office" of the Trustee means the principal office at which
      ----------------------
the Trustee conducts its corporate business, initially at ____________________, New York, New York _____.

     "Default" means any event which is, or with the passage of time or the
      -------
giving of notice or both would be, an Event of Default.

     "Depositary" means, with respect to the Notes issued in global form, the
      ----------
Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated thereunder.

     "Fair Market Value" means, at any date as to any asset, Property or right
      -----------------
(including, without limitation, Capital Stock of any Person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the Trustee and that, if there is a Closing Price for such item on such date, "Fair Market Value" means such
                                                -----------------
Closing Price (without giving effect to the last sentence of the definition thereof).

     "GAAP" means, as of any date, generally accepted accounting principles in
      ----
the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

     "Global Security" means a Note that evidences all or part of the Notes and
      ---------------
bears the legend set forth in Section 2.7.

     "Holder" means a Person in whose name a Note is registered on the Register.
      ------

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time.

     "Interest Payment Date" means _______ 1, ______  1, _________ 1 and _____1
      ---------------------
of each year, commencing _________ 1, 1999.

     "Initial Price" means $___.
      -------------

     "Knight/Trimark" means, subject to Section 9.3(a)(v), Knight/Trimark Group,
      --------------
Inc., a Delaware corporation.

     "Knight/Trimark Successor" has the meaning specified in Section 9.3.
      ------------------------

     "Maturity" when used with respect to any Note, means the date on which the
      --------
principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the stated maturity, by declaration of acceleration or otherwise.

     "Maturity Price" means the average of Closing Price per share of Common
      --------------
Stock for the 20 Trading Days ending on the Business Day prior to Maturity.

     "Officer" means, with respect to any Person, the Chairman of the Board, the
      -------
Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company
      ---------------------
by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 12.3 and 12.4; provided, however, that for purposes of Section 3.7, "Officers' Certificate" means a certificate signed on behalf of the Company by the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee and that meets the requirements of Sections
12.3 and 12.4. The counsel may be an employee of or counsel to the Company or to the Trustee.

     "Person" means any individual, corporation, partnership, association, trust
      ------
or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Principal" of a debt security means the principal of the security plus the
      ---------
premium, if any, on the security. With respect to the Notes, Principal means the value the Company is obligated to deliver at Maturity, whether in Common Stock or cash.

     "Property" of any Person means any and all types of real, personal,
      --------
tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

     "Representative" means the indenture trustee or other trustee, agent or
      --------------
representative for an issue of Senior Indebtedness.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder.

     "Senior Indebtedness" means the principal of (and premium, if any) and
      -------------------
accrued interest on (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) (a) indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company), other than the Notes, outstanding on the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument given in connection with the acquisition of any business, Property or assets, (b) obligations of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of Property or assets made as part of any sale and leaseback transaction to which the Company is a party, (c) all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers' acceptances, (d) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation and (e) indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company) created, incurred or assumed after the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument given in connection with the acquisition of any business, Property or assets and amendments, renewals, extensions, modifications and refundings thereof, if the instrument creating or evidencing such indebtedness provides by its terms that such indebtedness or obligation is senior in right of payment to the Notes (all of which indebtedness will have the benefit of the subordination provisions of Article 10); provided, however, that indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company) created, incurred or assumed after the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument and which, in either case, by its terms is convertible or exchangeable into capital stock of any Person, and amendments, renewals, extensions, modifications and refundings thereof, will rank pari passu with the Notes, unless the instruments creating or evidencing such indebtedness provide by their terms that such indebtedness is junior in right of payment to the Notes. "Senior Indebtedness"
                                                           -------------------
shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased or services utilized, in the ordinary course of business of the Company or of any other Person from whom such indebtedness or amount was assumed or for whom such indebtedness was guaranteed.

     "Subsidiary" of a Person on any date means any other Person of whom such
      ----------
Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such Person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means a Subsidiary of the
                                           ----------
Company.

     "Threshold Amount" means $________.
      ----------------

     "TIA" or "Trust Indenture Act of 1939" means the Trust Indenture Act of
      ---      ---------------------------
1939 (U.S. Code (S)(S) 77aaa-77bbbb) as amended and as in effect on the date of this Indenture; provided, however, that if the TIA is amended after such date, "TIA" or "Trust Indenture Act of 1939" means, to the extent required by any such
----      ---------------------------
amendments, the TIA as so amended.

     "Trading Day" means (i) if the applicable security is listed or admitted
      -----------
for trading on a national security exchange, a day on which such exchange is open for business, (ii) if the applicable security is quoted on the Nasdaq Stock Market, a day on which trades may be made thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

     "Trustee" means the party identified in the title of this Indenture as
      -------
trustee until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "Trustee" means such successor.
                                               -------

     "Trust Officer" means any officer or corporate trust officer or assistant
      -------------
corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     Section 1.2    Other Definitions.
                    -----------------

     Term                                                                      Defined in Section
     -----                                                                     ------------------
     "Agent Members".........................................................     2.7
     "Bankruptcy Law"........................................................     5.1
     "Code"..................................................................    10.4
     "Covenant Default"......................................................    10.4
     "Custodian".............................................................     5.1
     "Delivery of Spin-Off Securities Option"................................     9.3
     "Event of Default"......................................................     5.1
     "Exchange Consideration"................................................     9.3
     "Exchange Ratio"........................................................     9.3
     "ex-dividend date"......................................................     9.3
     "Extraordinary Dividend"................................................     9.3
     "Notice of Default".....................................................     5.1
     "Paying Agent"..........................................................     2.3
     "Payment Default".......................................................    10.4
     "Register"..............................................................     2.3

     "Registrar".............................................................  2.3
     "Reorganization Event"..................................................  9.3
     "Significant Subsidiary"................................................  5.1
     "Spin-Off"..............................................................  9.3
     "Spin-Off Securities"...................................................  9.3
     "Transaction Value".....................................................  9.3

     Section 1.3    Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------

     This Indenture is subject to the mandatory provisions of the TIA, which are
incorporated by reference in and made a part of this Indenture.   Such
provisions shall apply to this Indenture at all times, notwithstanding that at any time or from time to time this Indenture is not required to be qualified under the TIA.

     The following TIA terms used in this Indenture have the following meanings:

            "commission" means the SEC;

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
            and

            "obligor" on the Notes means the Company and any successor obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

     Section 1.4    Rules of Construction.
                    ---------------------
     Unless the context otherwise requires or unless otherwise stated herein:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP ;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules;

                    (6) references to Sections or Articles mean Sections or Articles of this Indenture; and

                    (7) solely for purposes of this Indenture and the Notes, a determination, approval or other action by the Board of Directors shall not be deemed to have been made, given or taken unless it is set forth in a written resolution or resolutions (or comparable written instrument) duly adopted thereby.

                                   ARTICLE 2

                                   THE NOTES

     Section 2.1    Form and Dating.
                    ---------------

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. The Notes are general unsecured obligations of the Company limited to $150,000,000 in the aggregate principal amount, subject to Section 2.7. The Notes shall be issuable only in registered form without coupons and only in denominations of the Initial Price or multiples thereof.

     Section 2.2    Execution and Authentication.
                    ----------------------------
     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     Any Note bearing the manual or facsimile signature of an individual shall be valid notwithstanding that such individual ceased to be an Officer prior to authentication of the Note or ceased to hold the office of Company ascribed to such individual on the Note.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in Section 2.1, upon delivery of (i) a written order of the Company signed by an Officer directing the Trustee to authenticate the Notes and (ii) an Officers' Certificate certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.7.

     The Trustee may appoint an authenticating agent upon the approval and at the expense of the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent shall be authorized to authenticate Notes at such times and upon such conditions as the Trustee is so authorized. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     Section 2.3    Registrar and Paying Agent.
                    --------------------------

     The Company shall maintain in the City of New York, New York an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for
      ---------
payment (the "Paying Agent").  The Registrar shall keep a register of the Notes
              ------------
(the "Register") and of their transfer and exchange.  The Company may appoint
      --------
one or more co-registrars and one or more additional paying agents upon the reasonable approval of the other Registrar or Registrars or Paying Agent or Paying Agents, as the case may be, and at the expense of the Company. The term "Registrar" includes any co-registrar or co-registrars and the term "Paying
 ---------                                                           ------
Agent" includes any additional paying agent or paying agents.  The Company may
-----
change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary may act as Paying Agent (except for purposes specified in Sections
2.13 and 3.1), or Registrar. If the Company fails to appoint or maintain itself or another Person as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA.
The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent.

     The Company initially appoints the office of the Trustee at the Corporate Trust Office, and through it the offices of its agent, Norwest Bank, Minnesota, National Association, _______________New York, New York [ZIP] as the offices or agencies for each of the purposes designated in this Section 2.3 to act as Registrar and Paying Agent with respect to the Notes.

     Section 2.4    Paying Agent to Hold Money and Common Stock in Trust.
                    ----------------------------------------------------

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all Common

Stock and money held by the Paying Agent for the payment of Principal of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all Common Stock and money held by it to the Trustee and account for any Common Stock and money disbursed by it. The Company at any time may require a Paying Agent to pay all Common Stock and money held by it to the Trustee and account for any Common Stock and money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the Common Stock and money delivered to the Trustee. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all Common Stock and money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.5    Holder Lists.
                    ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or the Company shall cause the Registrar to furnish to the Trustee at least ten Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing within five Business Days after such request, a list in such form and as of such date as the Trustee may reasonably require, and upon which the Trustee may conclusively rely, of the names and addresses of, and principal amount of Notes held by, the Holders.

     Section 2.6    Transfer and Exchange.
                    ---------------------

     (a) Upon surrender for registration or transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange of Notes; provided, that the Company may require from a Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a definitive Note not involving any change in ownership) payment of an amount sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange.

     (b) Transfers of Notes may be effected only by surrender of the Notes to the Company for registration and the issuance by the Company of one or more new Notes. Until such surrender and registration, the Company may treat the Holders of Notes appearing on the Register as the absolute owners of such Notes .


     (c) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of exchange satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Notes which the Holder making the exchange is entitled to receive.

     (d) All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (e) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     Section 2.7    Global Securities.
                    -----------------
     This Section 2.7 shall apply only to any Global Security deposited with or on behalf of the Depositary.

     (a) Each Global Security authenticated under this Indenture (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Company thereupon fails to appoint a successor Depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of

Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities or (C) the Company in its sole discretion determines that such Global Security shall be so exchangeable or transferable.

     (c) Subject to Section 2.7(b) above, upon issuance of Notes in definitive registered certificated form, the Trustee shall register the Notes in the name of, and cause the Notes to be delivered to, the Person or Persons (or the nominee thereof) identified as the beneficial owners as the Depositary shall direct.

     (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 2.8, 2.11 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

     (e) Each Note certificate evidencing the Global Securities (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to Southwest Securities Group, Inc. or its agent for registration of transfer, exchange or payment, and any Certificate issued in exchange for this Certificate or any portion hereof is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of The Depository Trust Company), any transfer, pledge or other use hereof for value or otherwise by or to any person other than The Depository Trust company or a nominee thereof is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture."

     (f)  No Obligation of the Trustee.
          ----------------------------

     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.8    Replacement Notes.
                    -----------------

     Upon surrender of a mutilated Note at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Note in the name of the Holder of such mutilated Note, of like principal amount and dated the date of such mutilated Note.

     Upon surrender of written notice by a Holder or a Holder's attorney duly authorized in writing at the office or agency of the Registrar that a Note has been lost, destroyed or wrongfully taken, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Note in the name of such Holder, of like principal amount and dated the date of such lost, destroyed or wrongfully taken Note; provided, however, that, unless such requirement is waived by the Company, such notice shall be accompanied by an indemnity or indemnity bond from an acceptable issuer that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer by reason of such Note's replacement.

     The Company may charge the Holder for its expenses in replacing a Note.

     Every replacement Note shall be an obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.9    Outstanding Notes.
                    -----------------

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Security effected by the Trustee hereunder and those described in this Section 2.9 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a holder in due course.

     If the principal amount of any Note is considered paid under Section 3.1, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, any Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to redeem or pay Notes payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after such redemption date or maturity date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     Section 2.10   Treasury Notes.
                    --------------

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

     Section 2.11   Temporary Notes.
                    ---------------

     Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate and deliver temporary Notes upon a written order of the Company signed by an Officer and delivered to a Trust Officer. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company shall, without unreasonable delay, prepare definitive Notes which may be exchanged for temporary Notes.

     After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Registrar, without charge to Holders. Upon surrender for cancellation of one or more temporary Notes, the Company shall execute and the Trustee upon a written order of the Company signed by an Officer shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.12   Cancellation.
                    ------------

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel and destroy (in accordance with the standard document destruction policies of the Trustee) all Notes so delivered and certify to the Company their destruction unless by a written order signed by an Officer, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace Notes that have matured or been redeemed.

     Section 2.13   Defaulted Interest.
                    ------------------

     If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest, to the extent lawful, at the rate borne by the Notes) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid with respect to such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, which money when so deposited shall be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.13.

     Section 2.14   Deposit of Moneys and Common Stock.
                    ----------------------------------
     (a) Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments of interest, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     (b) Prior to 10:00 a.m. on the Maturity Date, the Company shall deposit with the Paying Agent, (i) Common Stock, money in immediately available funds or a combination thereof sufficient to pay the Principal of the Notes on the Maturity Date as provided in Article 9, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date or as soon thereafter as practicable (but in no event later than 15 days after the Maturity
Date).

                                   ARTICLE 3

                                   COVENANTS

     Section 3.1    Payment of Notes.
                    ----------------

     The Company shall (i) pay the Principal of the Notes and (ii) pay interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all Principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal of the Notes at the rate borne by the Notes and (ii) overdue installments of interest at the same rate.

     Interest with respect to each Note will accrue from the later of (i) the date such Note is issued or (ii) the last Interest Payment Date from which Interest has been paid. Notwithstanding the foregoing, if the original issue price of any Note includes interest accruing from a prior issue date or record date, interest on such Note will accrue from such earlier date.

     Section 3.2    Stay, Extension and Usury Laws.
                    ------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 3.3    Continued Existence.
                    -------------------

     Subject to Article 4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate existence of the Subsidiaries and will refrain or cause the Subsidiaries to refrain from taking any action that would cause its corporate existence or the corporate existence of any of the Subsidiaries to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of it or any of the Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries and that the loss thereof to the Company taken as a whole is not disadvantageous in any material respect to the Holders.

     Section 3.4    Reports.
                    -------
     (a) The Company shall file with the Trustee copies of all reports and other information and documents that the Company is required to file with the SEC pursuant to the Exchange Act. Each such report or other information or document shall be filed with the Trustee within 15 days after filing of such report or other information or document with the SEC. The Company will mail or cause to be mailed to all Holders copies of all of (a) its annual reports to stockholders and (b) quarterly reports to stockholders which are mailed to its institutional stockholders.

     (b) If the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare (i) for the first three quarters of each fiscal year of the Company, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act, and (ii) annually, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of stockholders' equity and all appropriate notes. All such financial statements will be prepared in accordance with GAAP, except for changes with which the Company's independent accountants concur and except that quarterly financial statements may be subject to year-end adjustments. The Company will file or cause to be filed with the Trustee and will mail or cause to be mailed to the Holders a copy of such financial statements within 50 days after the end of each of the first three quarters of each fiscal year of the Company and within 95 days after the close of each fiscal year of the Company, respectively. Notwithstanding the foregoing, if the Company is no longer subject to such reporting requirements by reason of the acquisition of capital stock by, or merger or consolidation of the Company with, a Person which is subject to such reporting requirements or a Subsidiary of such a Person and such Person has unconditionally and irrevocably guaranteed payment in full when due of all amounts payable with respect to the Notes, then the Company need not prepare, file or mail the financial statements described in this Section 3.4(b); provided, however, that such Person complies with Section 3.4(a) as if references therein to the Company were references to such Person.

     Section 3.5    Taxes.
                    -----

     The Company shall, and shall cause each of the Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

     Section 3.6    Convertible or Exchangeable Debt Issued by Subsidiaries.
                    -------------------------------------------------------

     The Company shall not permit any Subsidiary to create, incur, assume or guarantee after the date of this Indenture any indebtedness which is (i) for money borrowed or evidenced by a note, debenture or similar instrument and which
(ii) by its terms is convertible or exchangeable into capital stock of any Person or any amendment, renewal, extension, modification or refunding of any such indebtedness, unless the instruments creating or evidencing and governing such indebtedness provide by their terms that such indebtedness ranks pari passu with or junior to the Notes in right of payment.

     Section 3.7    Compliance Certificate.
                    ----------------------

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to such Officer, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest on the Notes are prohibited.

     Section 3.8    Further Assurance to the Trustee.
                    --------------------------------

     The Company shall, upon reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.


                                   ARTICLE 4

                                  SUCCESSORS

     Section 4.1    When Company May Merge or Sell Assets.
                    -------------------------------------

     The Company shall not consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person in a single transaction or series of related transactions, without the consent of Holders of the majority in aggregate principal amount of Notes then outstanding, unless:

     (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

     (b) immediately before and immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

     (c) immediately after giving effect to such transaction, the Notes and this Indenture (as supplemented by any such supplemental indenture) will be valid and enforceable obligations of the Company or such successor; and

     (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture do not conflict with the applicable provisions of this Indenture and, with respect to such Officers' Certificate only, that all conditions precedent herein provided for relating to such transaction have been satisfied.

     Section 4.2    Successor Substituted.
                    ---------------------

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however that in the case of a sale, lease, conveyance or other disposition the Company shall not be released from the obligation to pay the Principal of and interest on the Notes.


                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

     Section 5.1    Events of Default.
                    -----------------

     The following shall constitute an "Event of Default":
                                        ----------------

     (a) failure to pay any Principal of any Note when due and payable either in cash or by delivery of Common Stock as provided in Article 9, regardless of whether such payment is prohibited by the subordination provisions of this Indenture;

     (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, regardless of whether such payment is prohibited by the subordination provisions of this Indenture;

     (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 60 days after written notice as provided in the last paragraph of this Section 5.1;

     (d) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of Principal of, or an acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $5.0 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within ten days after written notice as provided in the last paragraph of this
Section 5.1;

     (e) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

          (iv)   makes a general assignment for the benefit of its creditors, or

          (v) admits in writing that it is generally unable to pay its debts as the same become due;

     (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief in an involuntary case against the Company or any Significant Subsidiary,

          (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

          (iii) orders the liquidation of the Company or any Significant Subsidiary,

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or

     (g) any judgment or decree for the payment of money in excess of $1.0 million (to the extent not covered by insurance) is rendered against the Company or any Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment or decree becomes final and non-appealable.

     The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar
               --------------
federal, foreign or state law for the relief of debtors.  The term "Custodian"
                                                                    ---------
means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law. The term "Significant Subsidiary" has the same
                                     ----------------------
meaning as significant subsidiary has under Regulation S-X under the Securities Act as in effect on the date hereof.

     A Default under Section 5.1(c) (other than a Default under Section 4.1, which Default shall be an Event of Default with the notice but without the passage of time specified in Section 5.1(c)) or Section 5.1(d) shall not be an Event of Default until (i) the Trustee shall have notified the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have notified the Company and the Trustee, of the Default and
(ii) the Company shall have failed to cure the Default under Section 5.1(c) within 60 days after receipt of the notice or under Section 5.1(d) within 10 days after receipt of the notice, respectively. Any such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."
                                            -----------------

     Section 5.2    Acceleration.
                    ------------

     If an Event of Default (other than an Event of Default specified in Sections 5.1(e) and 5.1(f)) occurs and is continuing, the Trustee (by notice to the Company), or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (by notice to the Company and the Trustee), may declare the unpaid Principal of and accrued interest on all the Notes then outstanding to be due and payable. Upon any such declaration, such Principal and accrued interest shall be due and payable immediately. If an Event of Default specified in Section 5.1(e) or 5.1(f) occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes then outstanding and (ii) the Principal of the Notes then outstanding which has become due otherwise than by such declaration of acceleration and accrued interest thereon at a rate borne by the Notes and (b) the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 5.3    Other Remedies.
                    --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any remedy available under applicable law to collect the payment of Principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 5.4    Waiver of Existing and Past Defaults.
                    ------------------------------------

     The Holders of a majority in aggregate principal amount of the Notes then outstanding held by Persons who are not Affiliates of the Company by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the Principal of or the interest on any Note or (ii) a Default or Event of Default with respect to a provision that under Section 8.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 5.5    Control by Majority.
                    -------------------

     Notwithstanding anything contained in Section 5.3 to the contrary, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided further, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Prior to taking any action or following any direction pursuant to this
Article 5, the Trustee shall be entitled to request indemnification from the requesting Holders satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. If the Trustee makes such request, it shall be entitled to delay taking such action or following such direction until it has received such indemnification.

     Section 5.6    Limitation on Suits.
                    -------------------

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder gives to the Trustee notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 5.7    Rights of Holders to Receive Payment.
                    ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of and interest on such Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 5.8    Collection Suit by Trustee.
                    --------------------------

     If an Event of Default specified in Section 5.1(a) or 5.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal of and interest accrued on the Notes and interest on overdue Principal or repurchase price, if any, of and accrued interest on the Notes and for such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

     Section 5.9    Trustee May File Proofs of Claim.
                    --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Except as provided in this Indenture, nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.

     Section 5.10   Priorities.
                    ----------
     If the Trustee collects any money and/or Common Stock pursuant to this
Article 5, it shall pay out the money and/or Common Stock in the following order:

     First:         to the Trustee for amounts due under Section 5.8 or 6.7;

     Second:        to holders of Senior Indebtedness to the extent required by
                    Article 10;

     Third: to Holders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders and, if it does so, will give prompt prior written notice thereof to the Registrar.

     At least 15 days before any such record date, the Trustee shall give or cause to be given to each Holder a notice that states such record date, such payment date and the amount to be paid.

     Section 5.11   Undertaking for Costs.
                    ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
5.7 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                   ARTICLE 6

                                    TRUSTEE

     Section 6.1    Duties of Trustee.
                    -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others; and

          (ii) in the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  this Section 6.1(c) does not limit the effect of Section 6.1(b);

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA and Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(e).

     (e) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money or Common Stock received by it hereunder, except as the Trustee may agree in writing with the Company. Money or Common Stock held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.

     Section 6.2    Rights of Trustee.
                    -----------------

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it.

     (b) Before the Trustee acts or refrains from acting pursuant to the terms of this Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and attorneys and shall not be responsible for the willful misconduct or gross negligence of any agents and attorneys appointed with due care.

     (d) Subject to the provisions of Section 6.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred by this Indenture.

     Section 6.3    Individual Rights of Trustee.
                    ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 6.10 and 6.11.

     Section 6.4    Trustee's Disclaimer.
                    --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Notes other than its authentication.

     Section 6.5    Notice of Defaults.
                    ------------------

     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to the Company and each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Note under
Section 5.1(a) or 5.1(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders.

     Section 6.6    Reports by Trustee to Holders.
                    -----------------------------

     Within 60 days after each May 15, commencing, May 15, 2000, the Trustee shall mail to the Company and each Holder, at the Company's expense, a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     Provided that this Indenture shall have been qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Notes are listed or admitted to trading. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or admitted to trading on any market and of any delisting thereof.

     Section 6.7    Compensation and Indemnity.
                    --------------------------

     The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be (to the extent permitted by law) limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, willful misconduct or bad faith. Any "float" earned on any money disbursed hereunder shall be considered additional compensation to the Trustee.

     The Company shall indemnify the Trustee (in its capacity as Trustee, Paying Agent and Registrar) and each of its officers, directors, employees, attorneys-in-fact and agents for, and hold each of such Persons harmless against, any claim, demand, expense (including, but not limited to, reasonable disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by any of them without negligence, willful misconduct or bad faith on such Person's part, arising out of or in connection with the administration of this trust and the rights or duties of the Trustee hereunder, including the reasonable costs and expenses of such Person's defense against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may engage separate counsel at its own expense and participate in the defense, provided that the Company shall bear the reasonable expenses of such separate counsel which is reasonably acceptable to the Company if the defendants regarding such claim include both the Trustee and the Company and the Company and the Trustee shall have been advised in writing by the Trustee's separate counsel that representation of the Trustee and the Company would be inappropriate under applicable standards of professional responsibility due to actual or potential differing interests between them. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonable withheld.

     The Company's payment obligations pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or 5.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 6.8    Replacement of Trustee.
                    ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.8.

     The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.8. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (a)  the Trustee fails to comply with Section 6.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee is not appointed or does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee upon payment of all amounts due it hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 6.8, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Section 6.9   Successor Trustee by Merger.
                   ---------------------------

     Except as otherwise provided in Section 6.8(a) or 6.8(d), if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 6.10  Eligibility; Disqualification.
                   -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $100 million. The Trustee shall comply with TIA (S) 310(b). In the event the Trustee shall cease to be eligible in accordance with this Section 6.10, the Trustee shall resign immediately in the manner and with the effect specified in
Section 6.8.

     Section 6.11  Preferential Collection of Claims Against Company.
                   -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 7

                            DISCHARGE OF INDENTURE

     Section 7.1   Termination of Company's Obligations.
                   ------------------------------------

     This Indenture shall cease to be of further effect (except that the Company's obligations under Section 6.7 and 7.2 shall survive) when all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder (including, without limitation, the payment of Principal in cash or by delivery of Common Stock as provided in Article 9).

     Section 7.2   Repayment to Company.
                   --------------------
     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or Common Stock held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money or Common Stock held by them for the payment of Principal or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money or Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.


                                   ARTICLE 8

                                  AMENDMENTS

     Section 8.1   Without Consent of Holders.
                   --------------------------

     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder:

     (a) to cure any ambiguity, defect or inconsistency; provided such amendment does not adversely affect the rights of any Holder;

     (b)  to comply with Section 4.1;

     (c) to provide for uncertificated Notes in addition to or in lieu of certificated Notes;

     (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth;

     (e) to make any change that does not adversely affect the rights hereunder of any Holder; or

     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (g) to make administrative adjustments appropriate to provide for the issuance of additional Notes from time to time up to the principal amount of Notes authorized pursuant to Section 2.1;

provided, however, that, in each case, the Company has delivered to the Trustee an Officers' Certificate stating that such amendment complies with the provisions of this Section 8.1 and an Opinion of Counsel stating that adoption of such amendment does not conflict with the provisions of this Section 8.1.

     Section 8.2   With Consent of Holders.
                   -----------------------

     The Company and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes; provided, however, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 8.2 may not (with respect to any Notes held by a non-consenting Holder):

     (a) change the stated maturity of, or any installment of interest on, or waive a default in the payment of Principal or repurchase price, if any, of or interest on any Note;

     (b) reduce the principal amount of any Note or reduce the rate or extend the time of payment of interest on any Note;

     (c)  decrease the Exchange Ratio;

     (d) change the place or currency of payment of Principal of or interest on any Note;

     (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

     (f) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary to amend this Section 8.2, consent to a merger, consolidation or conveyance, sale, transfer or lease of assets as described in Section 4.1 or modify or amend any other provision of this Indenture;

     (g) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

     (h) modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders; or

     (i) except as otherwise permitted under Article 4, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture.

     To secure a consent of the Holders under this Section 8.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section 8.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

     Section 8.3   Compliance with Trust Indenture Act.
                   -----------------------------------

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 8.4   Revocation and Effect of Consents.
                   ---------------------------------

     Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as such consenting Holder's Note, even if notation of the consent is not made on any Note. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Notes or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Notes then outstanding has been obtained and not revoked.

     The Company may, but shall not be obligated to, fix a record date pursuant to Section 11.1 for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of Sections 8.2(a) through 8.2(j). In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

     Section 8.5   Notation on or Exchange of Notes.
                   --------------------------------

     The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 8.6   Trustee Protected.
                   -----------------

     The Trustee shall sign all supplemental indentures authorized by this Indenture, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental indenture, the Trustee shall be entitled to receive an Officers' Certificate and Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms.


                                   ARTICLE 9

                       PAYMENT OF NOTES IN COMMON STOCK

     Section 9.1   Payment of Principal at Maturity.
                   --------------------------------

     (a)  At Maturity, the Principal of each Note will be exchanged for

          (i)  shares of Common Stock at the Exchange Ratio (as defined below);
               or

          (ii) cash in an amount determined as set forth below

together with any accrued and unpaid interest up to Maturity. Payment of cash instead of Common Stock will be at the Company's sole discretion, and the Company may elect the cash payment option with respect to any or all portion of the Notes. For each increment of principal of the Notes equal to the Initial Price the "Exchange Ratio" is equal to, subject to adjustment pursuant to Section 9.3:

          (i) ____ shares of Common Stock, if the Maturity Price is greater than or equal to the Threshold Appreciation Price;

          (ii) a fractional share of Common Stock equal to the Initial Price divided by the Maturity Price if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price; and

          (iii) one share of Common Stock if the Maturity Price is less than or equal to the Initial Price.

If the Company elects the cash payment option, the amount of cash it will deliver for each increment of principal of the Notes equal to the Initial Price will be the cash equivalent value of such number of shares (or fractions thereof) of Common Stock at the Maturity Price which the Company would otherwise be required to deliver pursuant to this Section 9.1(a). Such number of shares of Common Stock or amount of cash deliverable upon exchange is hereinafter referred to as the "Exchange Consideration."

     (b) On or prior to the 30th day prior to Maturity, the Company will notify the Trustee and publish a notice in a newspaper of national circulation published at least five days a week stating whether the principal amount of each Note will be exchanged for shares of Common stock or cash or both. If less than all of the outstanding Notes are to be exchanged for Common Stock, the Notes to be exchanged will be selected by the Trustee from the outstanding Notes by lot or pro rata (as nearly as may be) or by any other method determined by the Trustee in its sole discretion to be equitable.

     Section 9.2   No Fractional Shares.
                   --------------------

     No fractional shares of Common Stock (and/or other securities if a Spin-Off or a Reorganization Event has occurred prior to Maturity), will be issued if the Company exchanges the Notes for shares of Common Stock (and/or such securities). If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock and/or such other securities which will be delivered upon exchange will be computed on the basis of the aggregate number of Notes so surrendered at Maturity. In lieu of any fractional share or security otherwise issuable in respect of all Notes of any holder which are exchanged at Maturity, such Holder shall be entitled to receive an amount in cash equal to the value of such fractional share or security at the Maturity Price (or similarly calculated average price for a security other than Common Stock).

     Section 9.3   Adjustment of Exchange Ratio.
                   ----------------------------

     (a) The Exchange Ratio will be subject to adjustment as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the date of this Indenture and ending on the Business Day prior to Maturity. No adjustments to the Exchange Ratio will be made other than those specified below.

          (i) If the Common Stock is subject to a stock split or reverse stock split, then at the opening of business on the first Trading Day for the Common Stock on which such stock split or reverse stock split if effective, the Exchange Ratio will be adjusted. The new Exchange Ratio will equal the Exchange Ratio in effect immediately prior to such Trading Day multiplied by a fraction, the numerator of which will be the number of shares of Common Stock that, immediately after giving effect to such stock split or reverse stock split, the shares of Common Stock outstanding at the close of business on the record date for holders of Common Stock entitled to such split or reverse stock split have come to represent and the denominator will be the number of shares of Common Stock outstanding at the close of business on such record date. If the record date for such a stock split or reverse stock split is prior to the Maturity Date but the effective time of such stock split or reverse stock split is after the Business Day preceding the Maturity Date, it will be assumed for purposes of this
          Section 9.3(a)(i) that such effective date was such Business Day preceding the Maturity Date.

          (ii) If the Common Stock is subject to a stock dividend that is given ratably to all holders of shares of Common Stock, then at the opening of business on the first day on which the Common Stock trades without the right to receive such dividend (the "ex-dividend date"), the Exchange Ratio will be adjusted by multiplying such Exchange Ratio immediately prior to such opening of business by a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the opening of business on such ex-dividend date plus the number of shares constituting such stock dividend and the denominator will be the number of shares of Common Stock outstanding at the opening of business on such ex-dividend date. If the record date for such stock dividend is prior to the Maturity Date but the ex-dividend date is after the Business Day preceding the Maturity Date, then for purposes of this Section 9.3(a)(ii) it will be assumed that the ex-dividend date was such Business Day preceding the Maturity Date.

          (iii) If Knight/Trimark issues rights, warrants, options or convertible or exchangeable securities to all holders of Common Stock to subscribe for, purchase, convert into or exchange for shares of Common Stock (other than rights to purchase shares of Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the Closing Price of the Common Stock on the record date for determining the holders of Common Stock entitled to receive such rights, warrants, options or convertible or exchangeable securities; then the Exchange Ratio will be adjusted on the record date for determining the holders of Common Stock entitled to receive such rights, warrants, options or convertible or exchangeable securities. The adjusted Exchange Ratio will be calculated by multiplying the Exchange Ratio in effect immediately prior to such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Common Stock issuable pursuant to such rights, warrants, options or convertible or exchangeable securities and the denominator or which will be the number of shares of Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Common Stock which the aggregate consideration (based on the Fair Market Value thereof) received or receivable upon the conversion, exchange, purchase or subscription of all such right, warrants, options or convertible or exchangeable securities would purchase at the Closing Price of the Common Stock on such record date. To the extent that any such rights, warrants, options or convertible or exchangeable securities, the Exchange Ratio shall be readjusted to the Exchange Ratio which would then be in effect had such adjustments for the issuance of such rights, warrants, options or convertible or exchangeable securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered pursuant thereto.

          (iv) There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Common Stock other than Extraordinary Dividends. A dividend or other distribution with respect to Common Stock will be deemed to be an "Extraordinary Dividend" (i) if such dividend or other distribution is of securities ("Spin-Off Securities") of an issuer other than Knight/Trimark (a "Spin-Off") or (ii) if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Common Stock by an amount equal to at least 10% of the Closing Price of Common Stock on the first Business Day immediately preceding the ex-dividend date with respect to such Extraordinary Dividend. If the record date for an Extraordinary Dividend occurs with respect to Common Stock prior to the maturity date, the Exchange Ratio will be adjusted at the opening of business on the ex-dividend date (or, if the ex-dividend date is after the Business Day preceding the Maturity Date, such Business Day) by multiplying the Exchange Ratio in effect immediately prior to such adjustment by a fraction, the numerator of which will be the Closing Price of Common Stock on the Business Day immediately preceding such ex-dividend date and the denominator will be the difference between such Closing Price and the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Common Stock will equal
          (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividends minus the amount per share of the immediately preceding non-Extraordinary Dividend for Common Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Board of Directors of the Company, whose determination will be conclusive and described in a resolution of the Board of Directors; provided such determination is described in an Officers Certificate filed with the Trustee.

          Notwithstanding the foregoing, in the case of a Spin-Off, the Company may, at its option, in lieu of adjusting the Exchange Ratio as described in the immediately preceding paragraph, adjust the Exchange Ratio used to determine the amount payable upon exchange at Maturity for each Note to provide that each holder of Notes will receive at Maturity, in addition to the amount of Common Stock deliverable (or cash in lieu thereof) for each principal amount of Notes equal to the Initial Price, an amount of Spin-Off Securities equal to the product of the Exchange Ratio (as otherwise in effect at Maturity) and the amount of Spin-Off Securities issued per share of Common Stock in the Spin-Off, so that the Maturity Price will take into account both the value of the Spin-Off Securities and the value of the Common Stock delivered upon exchange of the Notes (the "Delivery of Spin-Off Securities Option"); provided, however, that the Company may, at its option, in lieu of delivering an amount of Spin-Off Securities to the holders of the Notes at Maturity, deliver cash in an amount equal to the value of such amount of Spin-Off Securities Option. If the Company elects the Delivery of Spin-Off Securities Option, the Company must issue a press release through the PR Newswire (or another comparable or successor service) prior to the opening of business on the ex-dividend date with respect to such Spin-Off that it elects to deliver Spin-Off Securities in lieu of adjusting the Exchange Ratio as described in the immediately preceding paragraph. For purposes of delivering cash in lieu of delivering Spin-Off Securities at Maturity, or, if the Company elects to deliver Spin-Off Securities at Maturity, for purposes of valuing the Spin-Off Securities delivered at Maturity, the value of the Spin-Off Securities would be an amount equal to the average Closing Price per share or security of such Spin-Off Securities for the 20 Trading Days ending on the Business Day prior to Maturity.

          (v) In the event of (A) any consolidation or merger of Knight/Trimark, or any surviving entity or subsequent surviving entity of Knight/Trimark (a "Knight/Trimark Successor") with or into another entity (other than a merger or consolidation in which Knight/Trimark is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Knight/Trimark or another entity, (B) any sale, transfer, lease or conveyance to another Person of the property of Knight/Trimark or any Knight/Trimark Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of Knight/Trimark of any Knight/Trimark Successor with another Person (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution or winding up of Knight/Trimark or any Knight/Trimark Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Exchange Ratio used to determine the amount payable upon exchange at Maturity for each Note will be adjusted to provide that each holder of Notes will receive at Maturity for each principal amount of the Notes equal to the Initial Price cash in an amount equal to:

               (1) __________ multiplied by the Transaction Value, if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price,

               (2) the Initial Price, if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price and

               (3) the Transaction Value, if the Transaction Value is less than or equal to the Initial Price.

               "Transaction Value" means (i) for any cash received by the Company in any such Reorganization Event, an amount equal to the product of (A) the Exchange Ratio (applicable to such Exchange Consideration as in effect on the Business Day prior to Maturity) and
          (B) the amount of cash received per share of Common Stock, (ii) for any property other than cash or securities received by the Company in any such Reorganization Event, an amount equal to the product of (A) the Exchange Ratio (applicable to such Exchange Consideration as in effect on the Business Day prior to maturity) and (B) the then-current market value of such property received per share of Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received by the Company in any such Reorganization Event, an amount equal to the product of (A) the Exchange Ratio (applicable to such Exchange consideration as in effect on the Business Day prior to Maturity) and (B) the average Closing Price per share of such securities on the 20 Trading Days ending on the Business Day prior to Maturity multiplied by the number of such securities received for each share of Common Stock.

               Notwithstanding the foregoing, the Company may, at its option, in lieu of delivering cash as described above, deliver (a) an amount of cash equal to (i) the Exchange Ratio (adjusted as described above) times (ii) the amount of cash, if any, received by the Company per share of Common Stock in such Reorganization Event plus (b) property in an amount equal to (i) the Exchange Ratio (as so adjusted) times
          (ii) the amount of property, if any, received by the Company per share of Common Stock in such Reorganization Event plus (c) securities in a number or amount, as applicable, equal to (i) the Exchange Ratio (as so adjusted) times (ii) the number or amount, as applicable, of securities, if any, received by the Company in such Reorganization Event per share of Common Stock.

     (b) No adjustments to the Exchange Ratio will be required unless such adjustment would require a change of at least 1% in the Exchange Ratio; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exchange Ratio will be calculated to the nearest 1/10,000th of a shares of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

     (c) In the case of any such adjustments to the Exchange Ratio (other than as provided in Section 9.3(a)(iv) above if the Company elects to deliver Spin-Off Securities rather than to adjust the Exchange Ratio pursuant to the first paragraph of Section 9.3(a)(iv) above, or as provided in Section 9.3(a)(v) above, the Maturity Price shall be adjusted in the same manner. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the cumulative number or fraction determined pursuant to the Exchange Ratio adjustment procedure described in this Section 9.3.

     (d) If as provided in this Article 9 the Company elects to deliver Common Stock, property and/or securities at Maturity, Holders of the Notes will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of the common Stock, property or securities.

     (e) The provisions of this Section 9.3 shall similarly apply to all successive events of the type described in this Section 9.3. If any securities or other property are received by the Company with respect to the Common Stock shall be subject to the adjustments as provided in this Section 9.3 in a manner as equivalent to the Common Stock hereunder as practicable.

     Section 9.4   Notice of Adjustments and Certain Other Events.
                   ----------------------------------------------

     The Company shall, within ten Business Days following the occurrence on an event that requires an adjustment to the Exchange Ratio or the occurrence of a Spin-Off or a Reorganization Event (or, in any case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the Holders of the Notes of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Ratio was determined or the change in the consideration to be received by the Holders of the Notes following a Spin-Off (if the Company elects to exercise its Delivery of Spin-Off Securities Option) or a Reorganization Event and setting forth the revised Exchange Ratio or consideration. In connection with a Spin-Off, such notice shall also include a statement by the Company as to whether it has elected to exercise its Delivery of Spin-Off Securities Option.

     Section 9.5   Payment of Certain Taxes Upon Exchange; Tax Characterization.
                   ------------------------------------------------------------

     The Company will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of Common Stock, other securities or property on exchange of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Common Stock or other securities in a name other than that of the Holder of the Note or Notes to be exchanged, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     The Company hereby agrees, and each Holder by such Holder's purchase of a Note will be deemed to agree, (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the Notes for all tax purposes as a forward purchase contract to purchase Common Stock (and Spin-Off Securities, if any) at Maturity (including as a result of acceleration or otherwise), under the terms of which contract (i) at the time of issuance of the Notes the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the Notes to assure the fulfillment of the Holder's purchase obligation described in clause (iii) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (ii) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the Notes as compensation to the Holder for the company's use of such cash deposit during the term of the Note, and (iii) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of shares of Common Stock (and Spin-Off Securities, if any) that the Holder is entitled to receive at Maturity pursuant to the terms of the Notes (subject to the Company's right to deliver cash in lieu of the shares of Common Stock (and Spin-Off Securities, if any)). Consistent with the above characterization, (i) amounts paid to the company in respect of the original issue of the Notes will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Notes and (ii) amounts denominated as interest that are payable with respect to the Notes will be characterized as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with such Holder's method of accounting.

     Section 9.6   Shares Free and Clear.
                   ---------------------

     (a) The Company hereby represents and warrants and agrees that upon exchange of Notes for Common Stock or other securities or property that the Holders of the Notes shall hold good and valid title to, and become the beneficial owners of, such Common Stock, securities or other property, free and clear of any and all liens, claims, charges, encumbrances and equities. Except as provided in Section 9.3(d), the Company shall pay all taxes and charges with respect to the delivery of such Common Stock, securities or other property delivered in exchange for Notes hereunder.

     (b) The Company shall prepare and obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by laws, and shall comply with all requirements as to registration or qualification, in order that any shares of Common stock, securities or other property delivered upon exchange of the Notes will be freely transferable by the Holders and not subject to any prospectus delivery or other requirements. Notwithstanding the foregoing, if the Maturity of the Notes occurs prior to July 8, 2000 shares of Common Stock delivered may be subject to the manner of sale limitations provided by Rule 144 under the Securities Act.

                                  ARTICLE 10

                                 SUBORDINATION

     Section 10.1  Agreement to Subordinate.
                   ------------------------

     The Company covenants and agrees, and each Holder, by such Holder's acceptance of a Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Notes and the payment of the Principal, of and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     No provision of this Article 10 shall prevent the occurrence of any Default or Event of Default hereunder.

     Section 10.2  Payment Over of Proceeds Upon Dissolution, Etc.
                   -----------------------------------------------

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or with respect to all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment on account of Principal or repurchase price, if any, of or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Notes in any such case, proceeding, liquidation, dissolution or other winding up or event.

     In the event that, notwithstanding the foregoing provisions of this Section 10.2, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be held in trust by such recipient and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application in the form received to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 4 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 10.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 4.

     Section 10.3  Prior Payment to Senior Indebtedness Upon Acceleration of
                   ---------------------------------------------------------
     Notes.
     -----

     If any Notes are declared due and payable before their stated Maturity, then the holders of Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or with respect to such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment by the Company on account of the Principal of or interest on the Notes or on account of the purchase or other acquisition of Notes.

     If, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this
Section 10.3, then and in such event such payment shall be held in trust by such recipient and shall be paid over and delivered forthwith to the Company in the form received.

     The provisions of this Section 10.3 shall not apply to any payment with respect to which Section 10.2 would be applicable.

     Section 10.4  No Payment When Senior Indebtedness in Default.
                   ----------------------------------------------

     (a) In the event and during the continuation of (i) any default in the payment of Principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto (a "Payment Default"), or (ii) any event of default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (a "Covenant Default"), provided a Representative of such Senior Indebtedness has delivered to the Company and the Trustee written notice of such Covenant Default, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist or the Company and the Trustee shall have received written notice from the Representative of the Senior Indebtedness with respect to which such event of default relates approving payment on the Notes, no payment shall be made by the Company with respect to the Principal or repurchase price, if any, of or interest on the Notes or to acquire any of the Notes until such Payment Default or Covenant Default, as the case may be, is cured or waived; provided that no such default (other than a default in the payment of Principal) will prevent any payment on, or with respect to, the Notes for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated. If any such delay is made with respect to the Notes due to a Covenant Default, payment on the Notes may not again be delayed due to a Covenant Default unless at least 360 days have passed since the last payment delay period began and all scheduled payments under the Notes that have come due since the last such delay period commenced have been paid in full in cash.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 10.4, then and in such event such payment shall be held in trust by such recipient and shall be paid over and delivered forthwith to the Company in the form received.

     The provisions of this Section 10.4 shall not apply to any payment with respect to which Section 10.2 would be applicable.

     Section 10.5  Payment Permitted If No Default.
                   -------------------------------

     Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except when any of the conditions described in Section 10.2, 10.3 or 10.4 exist, from making payments at any time of Principal or repurchase price, if any, of or interest on the Notes or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal or repurchase price, if any, of or interest on the Notes or the retention of any such payment by the Holders, except if, at the time of the application by the Trustee, any of the conditions described in Section 10.2, 10.3 or 10.4 exist; provided that the Trustee shall have no responsibility to refrain from so applying such money unless it shall have actual knowledge of the existence of such condition.

     Section 10.6  Subrogation to Rights of Holders of Senior Indebtedness.
                   -------------------------------------------------------

     Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which is not Senior Indebtedness and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal or repurchase price, if any, of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

     Section 10.7  Provisions Solely to Define Relative Rights.
                   -------------------------------------------

     The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 10 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the Principal or repurchase price, if any, of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     Section 10.8  Trustee to Effectuate Subordination.
                   -----------------------------------

     Each Holder of a Note by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

     Section 10.9  No Waiver of Subordination Provisions.
                   -------------------------------------

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     Section 10.10 Notice to Trustee.
                   -----------------

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee with respect to the Notes. Notwithstanding the provisions of this
Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; the fact that the Trustee may so rely does not relieve the Holders of their obligations under Section 10.3 to hold in trust any payments received in contravention of Sections 10.2, 10.3 or 10.4.

     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 10.11 Reliance on Judicial Order or Certificate of Liquidating
                   --------------------------------------------------------
                   Agent.
                   -----

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 6.1, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

     Section 10.12 Trustee Not Fiduciary for Holders of Senior Indebtedness.
               `   --------------------------------------------------------

     The Trustee shall not be deemed to owe any fiduciary duty to, or be subject to any implied covenants or obligations in favor of, the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

     Section 10.13 Rights of Trustee as Holder of Senior Indebtedness;
                   ---------------------------------------------------
                   Presevation of Trustee's Rights.
                   -------------------------------

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Section 10.14 Article Applicable to Paying Agents.
                   -----------------------------------

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as
                                                                 -------
used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that Section 10.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


                                  ARTICLE 11

                              MEETINGS OF HOLDERS

     Section 11.1  Action by Holders.
                   -----------------

     Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by proxy appointed in writing or
(b) by the record of the Holders voting in favor thereof at any meeting of Holders called and held in accordance with the provisions of this Article 11. Whenever the Company or the Trustee solicits the taking of action by the Holders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. If a record date is fixed, those and only those Persons who are Holders at the record date so fixed, or their proxies, shall be entitled to take such action regardless of whether they are Holders at the time of such action.

     Section 11.2  Purposes for Which Meetings May Be Called.
                   -----------------------------------------

     A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

     (a) to give any notice to the Company, or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

     (b) to remove the Trustee or to appoint a successor Trustee pursuant to the provisions of Article 6;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 8.2; or

     (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

     Section 11.3  Manner of Calling Meetings.
                   --------------------------

     The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.2, to be held at such time and at such place in the City of New York, New York or such other place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, to the Company and to each Holder not less than 10 nor more than 60 days prior to the date fixed for such meeting.

     Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all of the Holders and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 11.4  Call of Meetings by the Company or Holders.
                   ------------------------------------------

     In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.2, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York for such meeting and may call such meeting for the purpose of taking such action, by giving or causing to be given notice thereof as provided in Section 11.3.

     Section 11.5  Who May Attend and Vote at Meetings.
                   -----------------------------------

     To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder on the record date for such meeting or, if there is no such record date, on the date of such meeting or (b) a Person appointed by an instrument in writing as proxy for one or more of such Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 11.6  Regulations May be Made by Trustee; Conduct of the Meeting;
                   -----------------------------------------------------------
Voting Rights; Adjournment.
--------------------------

     Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.4, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

     At any meeting each Holder or proxy shall be entitled to one vote for each principal amount of Notes equal to the Initial Price held or represented by such Holder or proxy, as the case may be; provided, however, that no vote shall be cast or counted at any meeting with respect to any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence (in person or by proxy) of Persons holding or representing a majority in aggregate principal amount of the Notes then outstanding shall be sufficient for a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 11.3 or 11.4 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

     Section 11.7  Voting at the Meeting and Record to be Kept.
                   -------------------------------------------

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 11.3 or 11.4. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 11.8  Exercise of Rights of Trustee or Holders May Not Be
                   ---------------------------------------------------
                   Hindered or Delayed by Call of Meeting.
                   --------------------------------------

     Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

     Section 11.9  Communication by Holders with Other Holders.
                   -------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).


                                  ARTICLE 12

                                 MISCELLANEOUS

     Section 12.1  Trust Indenture Act Controls.
                   ----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

     Section 12.2  Notices.
                   -------

     Any notice or communication by the Company or the Trustee to the other shall be deemed to have been duly given if given in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

     if to the Company:

          Southwest Securities Group, Inc.
          1201 Elm Street, Suite 3500
          Dallas, Texas 75270
          Fax No.: (214) 749-0810
          Attention: President

     with a copy to:

           ___________________
           ___________________
           ___________________
           ___________________
           Fax No.: (    )

     if to the Trustee:

           ___________________
           ___________________
           ___________________
           ___________________
           Fax No. (___) ___-____
           Attention: ________________

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be in writing and shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its last address shown on the Register. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is given in the manner provided above within the time prescribed, it shall be deemed to have been duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 12.3  Certificate and Opinion as to Conditions Precedent.
                   --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) at the Trustee's request, an Opinion of Counsel stating that, in the opinion of such counsel, the proposed action does not conflict with this Indenture.

     Section 12.4  Statements Required in Certificate or Opinion of Counsel.
                   --------------------------------------------------------

     Each Officers' Certificate or Opinion of Counsel with respect to compliance or conflicts with a condition or covenant in this Indenture shall include:

     (a) a statement that each Person executing such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

     (c) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with or whether the proposed action is not in conflict with this Indenture, as the case may be; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with or such action does not conflict with this Indenture, as the case may be; provided, however, that an Opinion of Counsel may be based, insofar as it relates to factual matters, on a certificate or certificates of public officials, a legal opinion of counsel employed by the Company or a Subsidiary or a certificate of or representations by an Officer or Officers unless counsel rendering such Opinion of Counsel actually knows that such certificate, legal opinion or representation is erroneous.

     Section 12.5  Rules by Trustee and Agents.
                   ---------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.6  Legal Holidays.
                   --------------

     If a payment date is not a Business Day at a place of payment, payment may be made at such place of payment on the next succeeding Business Day, and no additional interest shall accrue for the intervening period.

     Section 12.7  No Recourse Against Others.
                   --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, with respect to or by reason of such obligations or their creation including with respect to any certificate delivered thereunder or hereunder. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in this Section
12.7 are part of the consideration for the Company's issuance of the Notes.

     Section 12.8  Counterparts.
                   ------------

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 12.9  Governing Law.
                   -------------

     The internal laws of the state of New York shall govern this indenture and the Notes, without regard to the conflict of laws provisions thereof.

     Section 12.10  No Adverse Interpretation of Other Agreements.
                    ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.11  Successors.
                    ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

     Section 12.12  Severability.
                    ------------

     In case any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.13  Table of Contents, Headings, Etc.
                    --------------------------------

     The Table of Contents and headings of the Articles and Sections have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                         SOUTHWEST SECURITIES GROUP, INC.

                         By: ________________________________________
                             Name:
                             Title:

                         NORWEST BANK, MINNESOTA, NATIONAL ASSOCIATION

                         By: ________________________________________
                             Name:
                             Title:

                                                                       EXHIBIT A

                                [Face of Note]

                       SOUTHWEST SECURITIES GROUP, INC.

                   EXCHANGEABLE SUBORDINATED NOTES DUE 2004

                          [Global Securities Legend]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC) any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Transfers of this Global Security shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee and transfers of portions of this Global Security shall be limited to transfers made in accordance with the restrictions set forth in the indenture referred to on the reverse hereof.

                                                         CUSIP No. ____________

No._________                                                  $________________

    Southwest Securities Group, Inc. promises to pay to_______________________ or registered assigns, the principal sum of __________________________________ Dollars on _______ 1, 2004 as provided in Section 1 below.

     Interest Payment Dates: _______ 1,_______ 1,_______ 1 and _______ 1,
commencing _______ 1, 1999.

     Record Dates:  ________15, ________15, ________15 and ________15.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                              SOUTHWEST SECURITIES GROUP, INC.


(SEAL)                        By:_____________________________
                                 President

                              ATTEST:

                              By:______________________________
                                 Secretary

Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

NORWEST BANK, MINNESOTA, NATIONAL ASSOCIATION as Trustee

By:__________________________            Dated:________________________
   Authorized Signature

                                [Reverse Side]

     Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture dated as of _______, 1999 between Southwest Securities Group, Inc., a Delaware corporation, and Norwest Bank Minnesota, National Association, as trustee, as amended from time to time in accordance with its terms (the "Indenture").

     1.     Payment of Principal.
            --------------------

            (a)  At Maturity, the Principal of each Note will be exchanged for

            (i) shares of Common Stock at the Exchange Ratio (as defined below); or

            (ii) cash in an amount determined as set forth below,

together with any accrued and unpaid interest up to Maturity. Payment of cash instead of Common Stock will be at the Company's sole discretion, and the Company may elect the cash payment option with respect to any or all portion of the Notes. For each increment of principal of the Notes equal to the Initial Price the "Exchange Ratio" is equal to, subject to adjustment pursuant to
Section 9.3 of the Indenture:

            (i) ____ shares of Common Stock, if the Maturity Price is greater than or equal to the Threshold Appreciation Price;

            (ii) a fractional share of Common Stock equal to the Initial Price divided by the Maturity Price if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price; and

            (iii) one share of Common Stock if the Maturity Price is less than or equal to the Initial Price.

If the Company elects the cash payment option, the amount of cash it will deliver for each increment of principal of the Notes equal to the Initial Price will be the cash equivalent value of such number of shares (or fractions thereof) of Common Stock at the Maturity Price which the Company would otherwise be required to deliver pursuant to this Section. Such number of shares of Common Stock or amount of cash deliverable upon exchange is hereinafter referred to as the "Exchange Consideration."

            (b) On or prior to the 30th day prior to Maturity, the Company will notify the Trustee and publish a notice in a newspaper of national circulation published at least five days a week stating whether the principal amount of each Note will be exchanged for shares of Common stock or cash or both. If less than all of the outstanding Notes are to be exchanged for Common Stock, the Notes to be exchanged will be selected by the Trustee from the outstanding Notes by lot or pro rata (as nearly as may be) or by any other method determined by the Trustee in its sole discretion to be equitable.

     No fractional shares of Common Stock and/or other securities if a Spin-Off or a Reorganization Event (each as defined in Section 9.3 of the Indenture) has occurred prior to Maturity, will be issued if the Company exchanges the Notes for shares of Common Stock and/or such securities. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock and/or such other securities which will be delivered upon exchange will be computed on the basis of the aggregate number of Notes so surrendered at Maturity. In lieu of any fractional share of security otherwise issuable in respect of the Notes of any Holder which are exchanged at maturity, such Holder shall be entitled to receive an amount in cash equal to the value of such fractional share or security at the Maturity Price (or similarly calculated average price for a security other than Common stock).

     "Maturity Price" means the average Closing Price per share of Common Stock for the 20 Trading Days ending the Business Day prior to Maturity.

     The Exchange Ratio and Maturity Price are subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in the case of a Reorganization Event or Spin-Off, the Company may deliver the cash, property or securities received in such Reorganization Event, or the Spin-Off Securities received in such Spin-Off, in lieu of Common Stock (or, at its option, may deliver the cash equivalent thereof).

     2.     Interest.
            --------

            (a) The Company shall pay interest on the outstanding principal amount of this Note at the rate of __% per annum from the date of original issuance of any Notes under the Indenture until maturity. The Company will pay interest quarterly on ________1, ________1, ________1, and ________1, of each year commencing _________ 1, 1999, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of any Notes under the Indenture; provided, however, that if there is no existing Default in the payment of interest and this Note is authenticated between a record date shown on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal of the Notes at the rate borne by the Notes and (ii) overdue installments of interest on the Notes at the rate borne by the Notes.

     3.     Method of Payment.  The Company will pay interest (except defaulted
            -----------------
interest) on the Notes to those persons who are Holders at the close of business on the record date shown on the face hereof next preceding the applicable Interest Payment Date (even if such Notes are cancelled after such record date and on or before such Interest Payment Date). Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Notes will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, as set forth in the Indenture, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register or by wire transfer of immediately available funds. Cash payments shall be in the currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

     4.     Paying Agent and Registrar.  Initially, the Trustee will act as
            --------------------------
Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Subsidiary may act in any such capacity.

     5.     Indenture.  The Company issued the Notes under the Indenture.  The
            ---------
terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $150,000,000 in aggregate principal amount, subject to Section 2.7 of the Indenture.

     6.     Mandatory Redemption.  The Notes may not be redeemed or exchanged
            --------------------
for Exchange Consideration prior to maturity.

     7.     Subordination.  The Notes are subordinated to Senior Indebtedness.
            -------------
To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

     8.     Denominations, Transfer, Exchange.  The Notes are in registered form
            ---------------------------------
without coupons in denominations of $____ and integral multiples of $____. A Holder may transfer or exchange Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     9.   Persons Deemed Owners.  The registered Holder of a Note may be
          ---------------------
treated as its owner for all purposes.

     10.  Amendments and Waivers.  Subject to certain exceptions for which the
          ----------------------
consent of each Holder is required, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default (except a payment default) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not adversely affect the rights of any Holder, (ii) provide for uncertificated Notes in addition to or in lieu of certificated Notes, (iii) comply with Section 4.1 of the Indenture, (iv) make any change that does not adversely affect the rights of any Holder, (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and (vi) add to the covenants of the Company.

     11.  Defaults and Remedies.  Events of Default include: (a) failure to
          ---------------------
pay any Principal of any Note when due and payable, regardless of whether such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, regardless of whether such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform the other covenants of the Company in the Indenture, which failure continues for 60 days after written notice as provided in the Indenture; (d) default (after giving effect to any applicable grace periods or any extension of any maturity date) in payment when due of Principal of, or an acceleration of, any indebtedness for money borrowed by the Company or any Subsidiary in excess of $5.0 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within ten days after written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary and (f) any judgment or decree for the payment of money in excess of $1.0 million (to the extent not covered by insurance) is rendered against the Company or any Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment or decree becomes final and non-appealable. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may accelerate the maturity of all Notes, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

     12.  Trustee Dealings with Company.  The Trustee, in its individual or
          -----------------------------
any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

     13.  No Recourse Against Others.  A director, officer, employee,
          --------------------------
incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, with respect to, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release contained in Article 12 of the Indenture are part of the consideration for the Company's issuance of the Notes.

     14.  Tax Characterization.  By its purchase of a Note, each Holder hereby
          --------------------
agrees with the Company (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Note for all tax purposes as a forward purchase contract to purchase Common Stock (and Spin-Off Securities, if any) at Maturity (including as a result of acceleration or otherwise), under the terms of which contract (i) at the time of issuance of this Note the Holder deposits irrevocable with the Company a fixed amount of cash equal to the purchase price of the Note to assure the fulfillment of the Holder's purchase obligation described in clause (iii) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (ii) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on this Note as compensation to the Holder for the Company's use of such cash deposit during the term hereof, and (iii) at Maturity such cash deposit unconditionally and irrevocably be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of shares of

Common Stock (and Spin-Off Securities, if any) that the Holder is entitled to receive at Maturity pursuant to the terms of this Note (subject to the Company's right to deliver cash in lieu of the shares of Common Stock (and Spin-Off Securities, if any)). Consistent with the above characterization (i) amounts paid to the Company in respect of the original issue of this Note will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Note and (ii) amounts denominated as interest that are payable with respect to the Note will be characterized as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with such Holder's method of accounting.

     13.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     14.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          SOUTHWEST SECURITIES GROUP, INC.
          1201 Elm Street, Suite 3500
          Dallas, Texas 75270
          Attention: President

                   SCHEDULE OF EXCHANGES OF GLOBAL SECURITY

                           FOR DEFINITIVE SECURITIES

     The following exchanges of this Global Security for Definitive Securities have been made:

                        Amount of                                         Principal Amount
                        decrease in             Amount of increase        of this Global         Signature of
                        Principal Amount        in Principal              Security following     authorized officer
                        of this Global          Amount of this            such decrease or       of Trustee or Notes
Date of Exchange        Security                Global Security           increase)              Custodian
---------------------------------------------------------------------------------------------------------------------------

                                ASSIGNMENT FORM

     (I) or (we) assign and transfer this Note to

_____________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ agent to transfer this Note on the Register. The agent may substitute another to act for him.

Date: ___________

                      Signature:_____________________________________________
                         (exactly as your name appears on the face of this Note)

                         Name: _______________________________________________

                         Title:_______________________________________________

                         Address:_____________________________________________

                         Phone No.:___________________________________________

                         Date:________________________________________________

Signature Guaranteed:

By: ________________________________________
This signature shall be guaranteed by an eligible guarantor
institution (a bank or trust company having an office or
correspondent in the United States or a broker or
dealer which is a member of a registered securities
exchange or the National Association of Securities
Dealers, Inc.) with membership in an approved signature
guaranty medallion program pursuant to SEC Rule 17Ad-15.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                    Page
ARTICLE 1 - Definitions and Incorporation by Reference............................................................   1
     Section 1.1       Definitions................................................................................   1
     Section 1.2       Other Definitions..........................................................................   5
     Section 1.3       Incorporation by Reference of Trust Indenture Act..........................................   6
     Section 1.4       Rules of Construction......................................................................   6

ARTICLE 2 - The Notes.............................................................................................   7
     Section 2.1       Form and Dating............................................................................   7
     Section 2.2       Execution and Authentication...............................................................   7
     Section 2.3       Registrar and Paying Agent.................................................................   8
     Section 2.4       Paying Agent to Hold Money and Common Stock in Trust.......................................   8
     Section 2.5       Holder Lists...............................................................................   9
     Section 2.6       Transfer and Exchange......................................................................   9
     Section 2.7       Global Securities..........................................................................  10
     Section 2.8       Replacement Notes..........................................................................  12
     Section 2.9       Outstanding Notes..........................................................................  12
     Section 2.10      Treasury Notes.............................................................................  13
     Section 2.11      Temporary Notes............................................................................  13
     Section 2.12      Cancellation...............................................................................  13
     Section 2.13      Defaulted Interest.........................................................................  14
     Section 2.14      Deposit of Moneys and Common Stock.........................................................  14

ARTICLE 3 - Covenants.............................................................................................  14
     Section 3.1       Payment of Notes...........................................................................  14
     Section 3.2       Stay, Extension and Usury Laws.............................................................  15
     Section 3.3       Continued Existence........................................................................  15
     Section 3.4       Reports....................................................................................  15
     Section 3.5       Taxes......................................................................................  16
     Section 3.6       Convertible or Exchangeable Debt Issued by Subsidiaries....................................  16
     Section 3.7       Compliance Certificate.....................................................................  16
     Section 3.8       Further Assurance to the Trustee...........................................................  17

ARTICLE 4 - Successors............................................................................................  17
     Section 4.1       When Company May Merge or Sell Assets......................................................  17
     Section 4.2       Successor Substituted......................................................................  18

ARTICLE 5 - Defaults and Remedies.................................................................................  18
     Section 5.1       Events of Default..........................................................................  18
     Section 5.2       Acceleration...............................................................................  20
     Section 5.3       Other Remedies.............................................................................  20
     Section 5.4       Waiver of Existing and Past Defaults.......................................................  20
     Section 5.5       Control by Majority........................................................................  21

     Section 5.6       Limitation on Suits........................................................................  21
     Section 5.7       Rights of Holders to Receive Payment.......................................................  21
     Section 5.8       Collection Suit by Trustee.................................................................  22
     Section 5.9       Trustee May File Proofs of Claim...........................................................  22
     Section 5.10      Priorities.................................................................................  22
     Section 5.11      Undertaking for Costs......................................................................  23

ARTICLE 6 - Trustee...............................................................................................  23
     Section 6.1       Duties of Trustee..........................................................................  23
     Section 6.2       Rights of Trustee..........................................................................  24
     Section 6.3       Individual Rights of Trustee...............................................................  24
     Section 6.4       Trustee's Disclaimer.......................................................................  25
     Section 6.5       Notice of Defaults.........................................................................  25
     Section 6.6       Reports by Trustee to Holders..............................................................  25
     Section 6.7       Compensation and Indemnity.................................................................  25
     Section 6.8       Replacement of Trustee.....................................................................  26
     Section 6.9       Successor Trustee by Merger................................................................  27
     Section 6.10      Eligibility; Disqualification..............................................................  27
     Section 6.11      Preferential Collection of Claims Against Company..........................................  27

ARTICLE 7 - Discharge of Indenture................................................................................  28
     Section 7.1       Termination of Company's Obligations.......................................................  28
     Section 7.2       Repayment to Company.......................................................................  28

ARTICLE 8 - Amendments............................................................................................  28
     Section 8.1       Without Consent of Holders.................................................................  28
     Section 8.2       With Consent of Holders....................................................................  29
     Section 8.3       Compliance with Trust Indenture Act........................................................  30
     Section 8.4       Revocation and Effect of Consents..........................................................  30
     Section 8.5       Notation on or Exchange of Notes...........................................................  31
     Section 8.6       Trustee Protected..........................................................................  31

ARTICLE 9 - Payment of Notes in Common Stock......................................................................  31
     Section 9.1       Payment of Principal at Maturity...........................................................  31
     Section 9.2       No Fractional Shares.......................................................................  32
     Section 9.3       Adjustment of Exchange Ratio...............................................................  32
     Section 9.4       Notice of Adjustments and Certain Other Events.............................................  37
     Section 9.5       Payment of Certain Taxes Upon Exchange; Tax Characterization...............................  37
     Section 9.6       Shares Free and Clear......................................................................  38

ARTICLE 10 - Subordination ......................................................................................   39
     Section 10.1      Agreement to Subordinate...................................................................  39
     Section 10.2      Payment Over of Proceeds Upon Dissolution, Etc.............................................  39
     Section 10.3      Prior Payment to Senior Indebtedness Upon Acceleration of Notes............................  40
     Section 10.4      No Payment When Senior Indebtedness in Default.............................................  40
     Section 10.5      Payment Permitted If No Default............................................................  41

     Section 10.6      Subrogation to Rights of Holders of Senior Indebtedness....................................  41
     Section 10.7      Provisions Solely to Define Relative Rights................................................  41
     Section 10.8      Trustee to Effectuate Subordination........................................................  42
     Section 10.9      No Waiver of Subordination Provisions......................................................  42
     Section 10.10     Notice to Trustee..........................................................................  43
     Section 10.11     Reliance on Judicial Order or Certificate of Liquidating Agent.............................  43
     Section 10.12     Trustee Not Fiduciary for Holders of Senior Indebtedness...................................  43
     Section 10.13     Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.......  44
     Section 10.14     Article Applicable to Paying Agents........................................................  44

ARTICLE 11 - Meetings of Holders..................................................................................  44
     Section 11.1      Action by Holders..........................................................................  44
     Section 11.2      Purposes for Which Meetings May Be Called..................................................  45
     Section 11.3      Manner of Calling Meetings.................................................................  45
     Section 11.4      Call of Meetings by the Company or Holders.................................................  45
     Section 11.5      Who May Attend and Vote at Meetings........................................................  46
     Section 11.6      Regulations May be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.....  46
     Section 11.7      Voting at the Meeting and Record to be Kept................................................  46
     Section 11.8      Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.  47
     Section 11.9      Communication by Holders with Other Holders................................................  47

ARTICLE 12 - Miscellaneous........................................................................................  47
     Section 12.1      Trust Indenture Act Controls...............................................................  47
     Section 12.2      Notices....................................................................................  48
     Section 12.3      Certificate and Opinion as to Conditions Precedent.........................................  49
     Section 12.4      Statements Required in Certificate or Opinion of Counsel...................................  49
     Section 12.5      Rules by Trustee and Agents................................................................  50
     Section 12.6      Legal Holidays.............................................................................  50
     Section 12.7      No Recourse Against Others.................................................................  50
     Section 12.8      Counterparts...............................................................................  50
     Section 12.9      Governing Law..............................................................................  50
     Section 12.10     No Adverse Interpretation of Other Agreements..............................................  50
     Section 12.11     Successors.................................................................................  50
     Section 12.12     Severability...............................................................................  50
     Section 12.13     Table of Contents, Headings, Etc...........................................................  51

EXHIBITS

Exhibit A - Form of Note